Lausanne, September 20, 2023.

I Pascal Irani, Swiss citizen with Swiss ID C3394224, reside at the following address : chemin de Bérée 8b, 1010 Lausanne, Switzerland

Hereby declare selling my contract with Sekur Private Data Ltd., f.k.a. GlobeX Data Ltd., dated 25th of April 2018, and any other contract that may have been signed prior to September 20 2023, in exchange for 1 million common publicly traded shares of Sekur Private Data Ltd. I hereby forfeit and relinquish any and all past, present and future payments owed to me in relation to this contract.

[redacted]